EXHIBIT 99.1

ATMI Reports First Quarter 2012 Financial Results

Results Include Impact of SDS(R) Direct Transaction

DANBURY, Conn., April 25, 2012 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today reported financial results for the first quarter of 2012, which include the effects of the SDS Direct Transaction.

Revenues were $92.6 million for the first quarter of 2012 — including a $2.5 million negative effect from the SDS Direct Transaction — down 8% compared with $100.7 million in the first quarter of 2011. Earnings per diluted share were $0.12, including a $0.04 reduction in earnings per diluted share due to activities associated with the SDS Direct Transaction, compared with earnings per diluted share of $0.25 in the first quarter of 2011.

The attached tables contain a reconciliation of the U.S. GAAP results to the non-GAAP measures for the first quarters of 2012 and 2011, excluding the effect from the SDS Direct Transaction. A table containing segment information also is attached.

"Overall, the first quarter was a bit softer than expected in both our Microelectronics and LifeSciences businesses. On the Microelectronics side, excluding the impact of SDS, the decline in first quarter revenue reflected lower sales of trailing edge technology products resulting principally from slower than expected wafer starts at certain customers, and a decline in sales to the display panel market. In our LifeSciences business, the revenue shortfall was the result of timing issues related to the ramping of new single-use production lines," said Doug Neugold, chairman, chief executive officer and president. "Looking forward we believe wafer starts are increasing and are confident that our Microelectronics business will improve consistent with anticipated growth in wafer starts, as well as from the expected impact of SDS and ramping new product sales. Across the board, we see the strongest demand at technology's leading edge where our customers are producing as many chips as their capacity will allow. Our focus on solving their materials process issues is vitally important to them as they work hard to ramp additional 28-nanometer volume and capacity to meet customer demand."

Neugold continued, "Our SDS Direct integration work and incremental transition spending is rapidly nearing conclusion. With the exception of China, we have moved all of the planned business directly under the ATMI umbrella.  The feedback from customers has been very reinforcing, and we have already initiated collaboration discussions with end users and OEMs focused on improving their processes, validating one of our primary reasons for the deal."

"The Microelectronics industry softness in the quarter was reflected in our results," said Tim Carlson, chief financial officer. "Our Microelectronics revenues were consistent with the industry bottoming during the quarter, particularly with certain foundry customers.  We continued to make additional investments in LifeSciences, to speed product introductions and increase market share, and beginning this quarter, we began reporting segment results, which increases visibility of our LifeSciences activities."

Carlson continued, "We had $2.3 million of SDS integration, transition and operational spending during the quarter and anticipate completing the China business transition during the second quarter.  Once completed, we anticipate incremental revenues of $7 million to $8 million per quarter and $0.08 to $0.09 of incremental quarterly earnings per diluted share as compared to our pre-transaction run-rate."

A conference call (dial-in: 877.766.0748) discussing the Company's financial results and business outlook will begin at 11:00 a.m. Eastern time, April 25, 2012. A replay of the call will be available for 48 hours at 855.859.2056 (access code 41878231). An audio webcast of the conference call will be available for 30 days on atmi.com.

About ATMI

ATMI, Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

ATMI, the ATMI logo, and SDS are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries, or both.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

Use of Non-GAAP Measures

ATMI believes that a breakdown, presented on an income statement line-item basis, of how the SDS Direct transaction contributed to the change in net income and other line items is useful to an understanding of the overall change in the consolidated results of operations for ATMI from one reporting period to another. ATMI presents such amounts related to the SDS Direct transaction in a separate column following the dollar amounts shown for the applicable period's results, booked in accordance with generally accepted accounting principles (GAAP), and then by presenting a third column showing the non-GAAP results excluding the effect of the SDS Direct transaction.

Forward Looking Statements

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2012 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing, and delivering new products; customer-driven pricing pressure; potential loss of key customers; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; ability to protect ATMI's proprietary technology; and other factors described in ATMI's Form 10-K for the year ended December 31, 2011 and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

ATMI, INC.
SUMMARY STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$92,574	$100,724
Cost of revenues	48,392	52,633
Gross profit	44,182	48,091
Operating expenses:
Research and development	14,489	13,451
Selling, general, & administrative	23,546	22,982
Total operating expenses	38,035	36,433

Operating income	6,147	11,658

Other income, net	19	300

Income before income taxes	6,166	11,958

Provision for income taxes	2,304	3,951

Net income	$3,862	$8,007

Earnings per diluted share	$0.12	$0.25

Weighted average shares outstanding	32,842	32,384

ATMI, INC.
SUMMARY BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Cash & marketable securities (1)	$104,531	$110,155
Accounts receivable, net	54,961	51,563
Inventories, net	82,418	73,622
Other current assets	38,156	35,848
Total current assets	280,066	271,188
Property, plant, and equipment, net	115,412	116,275
Marketable securities, non-current (1)	3,329	3,329
Other assets	122,400	122,894
Total assets	$521,207	$513,686

Liabilities and stockholders' equity
Accounts payable	$27,426	$20,779
Other current liabilities	21,833	24,177
Total current liabilities	49,259	44,956
Non-current liabilities	19,048	18,399
Stockholders' equity	452,900	450,331
Total liabilities & stockholders' equity	$521,207	$513,686

(1) Total cash and marketable securities equaled $107.9 million and $113.5 million at March 31, 2012 and December 31, 2011, respectively.

ATMI, INC.
Segment Results
(in thousands)

	Revenue		Operating income (loss)
	March 31,		March 31,
	2012	2011	2012	2011

Microelectronics	$83,455	$89,901	$21,020	$24,216
LifeSciences	9,109	10,575	(2,126)	(459)
All other	10	248	(12,747)	(12,099)
Total	92,574	100,724	6,147	11,658

Consolidated Total	$92,574	$100,724	$6,147	$11,658

ATMI, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP RESULTS
(Non-GAAP Excludes Effects of SDS Direct Transaction)
(in millions, except per share data)*

	Q1

	US GAAP 2012	SDS Direct 2012	Non-GAAP 2012	US GAAP 2011

Revenues (1)	$92.6	($2.5)	$95.1	$100.7

Cost of Revenues (2)	$48.4	($1.3)	$49.7	$52.6

Gross Profit	$44.2	($1.2)	$45.4	$48.1
% of Revenue	47.7%	48.2%	47.7%	47.7%

Operating Expense (3)	$38.0	$1.0	$37.0	$36.4

Operating Profit	$6.1	($2.2)	$8.4	$11.7
% of Revenue	6.6%		8.8%	11.6%

Other Income	$0.0	$0.0	$0.0	$0.3

Income Taxes	$2.3	($0.8)	$3.1	$4.0
Effective Tax Rate (4)	37.4%	36.7%	37.0%	33.0%

Net Income	$3.9	($1.4)	$5.3	$8.0

EPS	$0.12	($0.04)	$0.16	$0.25

Shares	32.8	32.8	32.8	32.4

(1) $2.5M adjustment for inventory repurchases/burn, net of incremental revenues realized
(2) $1.3M adjustment for cost of inventory associated with repurchased inventory/inventory burn, partially offset by transition service costs and incremental costs on revenues realized
(3) $1.0M of incremental operating expenses
(4) Net tax effect of the items above, at an effective tax rate of 36.7%

* The table above contains certain immaterial differences in totals, due to effects of rounding
CONTACT: Dan Sharkey,
         Executive Vice President
         203.207.9311
         dsharkey@atmi.com